UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2006
(December 27, 2006)
MBI Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX (75201)
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
MBI, Inc.
Section 2 — Financial Information
Item 2.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 27, 2006, Registrant entered into an agreement to obtain a loan of $5,000,000 (“Loan”) from OLD MASTER GIOTTO FUND LIMITED, a Cayman Islands exempt company. The Loan bears interest at eighteen percent (18%) per annum, has quarterly interest and principal payment requirements over eight quarters and the final payment is due on January 1, 2009. As additional consideration and as an accommodation for making the Loan, Registrant shall issue 1,720,595 warrants to Old Master Cimabue Holdings, Limited (“Old Master Warrants”) for the purchase of Registrant’s common stock at an exercise price of $.27. The Old Master Warrants will expire on December 27, 2013.
The proceeds of this loan will be used to pay previous note holders in the amount of $3,127,095, legal fees for approximately, $75,000, financing fees for approximately $150,000, and the remainder will be used for acquisitions and working capital.
(c) Exhibits
Exhibit No. Description
10.1 Credit agreement between MBI Finance, Inc., a Nevada corporation, and OLD MASTER GIOTTO FUND LIMITED, a Cayman Islands exempt company, dated December 27, 2006 for $5,000,000.
10.2 Security Agreement between MBI Finance, Inc., a Nevada corporation and OLD MASTER GIOTTO FUND LIMITED, a Cayman Islands exempt company, dated December 27, 2006.
10.3 Warrant Agreement between MBI Financial, Inc., a Nevada corporation and Old Master Cimabue Holdings, Limited, dated December 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBI Financial, INC.
(Registrant)

Date: December 28 ,2006
/s/ Patrick McGeeney
Patrick McGeeney, President and Chief Executive Officer